EXHIBIT 12

STATE STREET CORPORATION

Ratios of Earnings to Combined Fixed Charges and Preferred Dividends

		Years Ended December 31,
(Dollars in millions)		2009	2008	2007	2006	2005
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,525	$2,842	$1,903	$1,771	$1,432
Share of pre-tax income of unconsolidated subsidiaries		43	34	65	43	16
Fixed charges		612	983	1,248	1,384	948

Adjusted earnings	(A)	$3,180	$3,859	$3,216	$3,198	$2,396

Interest on other short-term borrowings		$223	$674	$959	$1,145	$753
Interest on long-term debt, including amortization of debt issuance costs		251	187	189	140	100
Portion of long-term leases representative of the interest factor(1)		138	122	100	99	95
Preferred stock dividends and related adjustments(2)		226	34	—	—	—

Fixed charges and preferred stock dividends	(B)	$838	$1,017	$1,248	$1,384	$948

Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	3.79 x	3.79 x	2.58 x	2.31 x	2.53 x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,525	$2,842	$1,903	$1,771	$1,432
Share of pre-tax income of unconsolidated subsidiaries		43	34	65	43	16
Fixed charges		807	2,309	3,546	3,275	2,080

Adjusted earnings	(C)	$3,375	$5,185	$5,514	$5,089	$3,528

Interest on other short-term borrowings and deposits		$418	$2,000	$3,257	$3,036	$1,885
Interest on long-term debt, including amortization of debt issuance costs		251	187	189	140	100
Portion of long-term leases representative of the interest factor(1)		138	122	100	99	95
Preferred stock dividends and related adjustments		226	34	—	—	—

Fixed charges and preferred stock dividends	(D)	$1,033	$2,343	$3,546	$3,275	$2,080

Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	3.27 x	2.21 x	1.55 x	1.55 x	1.70 x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.

(2)	Preferred dividends, including accretion, were adjusted to represent pre-tax earnings that would be required to cover dividend and accretion requirements.

Ratios of Earnings to Fixed Charges

		Years Ended December 31,
(Dollars in millions)		2009	2008	2007	2006	2005
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,525	$2,842	$1,903	$1,771	$1,432
Share of pre-tax income of unconsolidated subsidiaries		43	34	65	43	16
Fixed charges		612	983	1,248	1,384	948

Adjusted earnings	(A)	$3,180	$3,859	$3,216	$3,198	$2,396

Interest on other short-term borrowings		$223	$674	$959	$1,145	$753
Interest on long-term debt, including amortization of debt issuance costs		251	187	189	140	100
Portion of long-term leases representative of the interest factor(1)		138	122	100	99	95

Fixed charges	(B)	$612	$983	$1,248	$1,384	$948

Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	5.20 x	3.93 x	2.58 x	2.31 x	2.53 x

INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$2,525	$2,842	$1,903	$1,771	$1,432
Share of pre-tax income of unconsolidated subsidiaries		43	34	65	43	16
Fixed charges		807	2,309	3,546	3,275	2,080

Adjusted earnings	(C)	$3,375	$5,185	$5,514	$5,089	$3,528

Interest on other short-term borrowings and deposits		$418	$2,000	$3,257	$3,036	$1,885
Interest on long-term debt, including amortization of debt issuance costs		251	187	189	140	100
Portion of long-term leases representative of the interest factor(1)		138	122	100	99	95

Fixed charges	(D)	$807	$2,309	$3,546	$3,275	$2,080

Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	4.18 x	2.25 x	1.55 x	1.55 x	1.70 x

(1)

The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in the consolidated statement of income.